Exhibit (h)(8)(b)

SCHEDULE OF SERIES OF FORWARD FUNDS

(as of July 31, 2013)

Forward Balanced Allocation Fund

Forward Commodity Long/Short Strategy Fund

Forward Core Strategy Long/Short Fund1

Forward Credit Analysis Long/Short Fund

Forward Dynamic Income Fund

Forward EM Corporate Debt Fund

Forward Emerging Markets Fund

Forward Endurance Long/Short Fund

Forward Floating NAV Short Duration Fund1

Forward Frontier Strategy Fund

Forward Global Dividend Fund

Forward Global Infrastructure Fund

Forward Growth & Income Allocation Fund

Forward Growth Allocation Fund

Forward High Yield Bond Fund

Forward Income & Growth Allocation Fund

Forward Income Builder Fund

Forward International Dividend Fund

Forward International Real Estate Fund

Forward International Small Companies Fund

Forward Investment Grade Fixed-Income Fund

Forward Managed Futures Strategy Fund

Forward Multi-Strategy Fund

Forward Real Estate Fund

Forward Real Estate Long/Short Fund

Forward Select Income Fund

Forward Select Income Opportunity Fund

Forward Small Cap Equity Fund

Forward Select EM Dividend Fund

Forward Tactical Enhanced Fund

Forward Tactical Growth Fund

Forward Total MarketPlus Fund

Forward U.S. Government Money Fund

[1]	Fund has yet to commence operations.